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                                                                    EXHIBIT 5.01

                            [HUNTON & WILLIAMS LOGO]





                                  July 17, 1996

ChoicePoint Inc.
1000 Alderman Drive
Alpharetta, Georgia  30005

         Re:   Registration of 14,800,000 Shares of Common Stock;
               Registration Statement on Form S-1 (Reg. No. 333-30297)

Ladies and Gentlemen:

         We have acted as counsel to ChoicePoint Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of a distribution of 14,800,000 shares of common stock, $.10 par value ("Common Stock") of the Company (the "Shares"), all of which are being distributed by Equifax Inc., a Georgia corporation ("Equifax"), to its shareholders in connection with a spin-off of the Company from Equifax as described in the Registration Statement.

         In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on June 30, 1997, Amendment No. 1 to the Registration Statement in the form filed with the Commission on July 16, 1997, Amendment No. 2 to the Registration Statement in the form proposed to be filed with the Commission on July 18, 1997, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares to be distributed and other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.



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ChoicePoint Inc.
July 17,1997
Page 2


         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

         We further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for the registration or qualification of the Shares under the securities or "blue sky" laws of such states.

                                                     Very truly yours,




                                                  /s/Hunton & Williams
                                                  -----------------------------
                                                     HUNTON & WILLIAMS



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